Exhibit 10.1

FIRST AMENDMENT

TO

BURLINGTON STORES, INC.

2022 Omnibus Incentive Plan

February 19, 2025

WHEREAS, Burlington Stores, Inc., a Delaware corporation (the “Corporation”), sponsors the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”);

WHEREAS, Article XII of the 2022 Plan generally provides that the Board of Directors of the Corporation (the “Board”) may at any time amend the 2022 Plan, provided that no amendment may be made that would increase the aggregate number of shares of Common Stock (as defined in the 2022 Plan) that may be issued under the 2022 Plan without approval of the holders of the Corporation’s Common stock entitled to vote in accordance with applicable law; and

WHEREAS, each of the Board and the Corporation desires to amend the 2022 Plan to provide for the issuance of an additional 3,100,000 shares of Common Stock, subject to adjustment as provided under the 2022 Plan, and certain other changes.

NOW, THEREFORE, the Board hereby amends the 2022 Plan as follows (this “Amendment”), which Amendment shall become effective only upon approval by the holders of the Corporation’s Common Stock entitled to vote in accordance with applicable law:

1.
Section 4.1(a) (“Shares”) is hereby deleted in its entirety and replaced as follows:
(a)
Subject to increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed the sum of (i) 8,570,000 shares and (ii) the number of shares of Common Stock available for grant under the Prior Plan as of the Effective Date. Shares of Common Stock issued under the Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 8,570,000 shares. Any shares of Common Stock granted in connection with Stock Options and Stock Appreciation Rights shall be counted against the limits under the Plan as one (1) share for every one (1) Stock Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Stock Options and Stock Appreciation Rights shall be counted against the limit under the Plan as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. If any Award granted under the Plan or an award granted under the Prior Plan expires, terminates, or is canceled for any reason without having been exercised in full, or if any shares of Common Stock subject to an Award granted under the Plan or an award granted under the Prior Plan are forfeited for any reason or settled in cash, the portion of such Award that expires, terminates or is cancelled, forfeited or settled in cash shall again be available for the purpose of Awards under the Plan; provided that, any shares of Common Stock that again become available for future grants pursuant to this Section 4.1 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards.

With respect to Stock Appreciation Rights settled in Common Stock, the number of shares of Common Stock equal to the number of Stock Appreciation Rights exercised by the Participant shall count against the aggregate and individual share limitations set forth under this Section 4.1(a). If a Tandem Stock Appreciation Right is granted in tandem with a Stock Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan.

Notwithstanding anything to the contrary, any shares of Common Stock subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) tendered to the Company or withheld by the Company to pay the exercise price of a share of Common Stock subject to a Stock Option or Stock Appreciation Right, (b) used to satisfy a tax withholding obligation under Section 14.5, or (c) repurchased by the Company using the proceeds from the exercise of Stock Options.

2.
Except as amended hereby, the 2022 Plan shall remain in full effect.